Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES FOURTH QUARTER AND

YEAR-END 2020 FINANCIAL RESULTS

Strong execution and growing business momentum drive fourth quarter net income growth of 36% year-over-year

Company enters 2021 from a position of strength and with a renewed focus on growth

Highlights

•	Net income of $4.5 million for the fourth quarter of 2020; $5.5 million for the year 2020
•	Diluted earnings per share of $0.70 for the fourth quarter of 2020; $0.79 for the year 2020
•	Loans sold with servicing retained increased $14.7 million since September 30, 2020 and $60.8 million since December 31, 2019
•

Client deposits (demand deposits, NOW, savings, money market accounts, and certificates of deposit) increased $18.4 million during the fourth quarter of 2020 and by $80.4 million since December 31, 2019

•	Net interest margin for the fourth quarter of 2020 increased by 66 basis points to 3.06% compared to the sequential quarter and 17 basis points year-over-year
•	Cost of funds decreased by 10 basis points compared to the sequential quarter to 1.42%, a decrease of 71 basis points since December 31, 2019
•	Loans in payment deferral associated with COVID-19 customer support programs declined $83.7 million to $16.8 million, or 1.7%, of loans since September 30, 2020

Manitowoc, Wisconsin, January 21, 2021 — County Bancorp, Inc. (the “Company”; Nasdaq: ICBK), the holding company of Investors Community Bank (the “Bank”), a community bank headquartered in Manitowoc, Wisconsin, today reported financial results for the fourth quarter and year ended December 31, 2020.  Net income was $4.5 million, or $0.70 per diluted share, for the fourth quarter of 2020, compared to net income of $3.3 million, or $0.47 per diluted share, for the fourth quarter of 2019.  For the year ended December 31, 2020, net income was $5.5 million, or $0.79 per diluted share, compared to net income of $16.5 million, or $2.36 per diluted share, for the year ended December 31, 2019.  The net income for the year ended December 31, 2020 included a $5.0 million goodwill impairment charge, or $0.77 loss per diluted share, in the first quarter of 2020.  Excluding that charge, net income for the year ended December 31, 2020 would have been $10.1 million, or $1.56 per diluted share.

Tim Schneider, President of County Bancorp, Inc., noted, “I am very proud of what our team accomplished in a challenging year.  We transformed the funding side of our balance sheet with 10% growth in client deposits and a 53% reduction in wholesale deposits in 2020.  We continued to have strong growth in loans sold and serviced, which has expanded our noninterest income. Additionally, our adverse classified asset ratio improved in the quarter due to sales of OREO properties, and we saw payment deferrals associated with COVID-19 drop to less than 2% of total loans.”

Schneider continued, “As we look to 2021, improvements in milk prices  continue to bolster our clients’ cash flows and we expect to see continued improvement in our overall credit metrics.  Our strong performance through a challenging 2020 reinforces our faith in our long-term prospects and ability to grow our business, as evidenced by our repurchase of 570,842 shares of our common stock in 2020, including 107,437 shares during the fourth quarter. We believe we have the right strategy to maintain the momentum as we shift our attention to long-term growth in 2021. We look forward to partnering and growing with our commercial, agricultural and consumer customers in 2021 and beyond.”

Loans and Securities

•

Total loans decreased $79.6 million, or 7.4%, during the fourth quarter of 2020, to $1.0 billion, and decreased $39.5 million, or 3.8%, since December 31, 2019, primarily due to $60.6 million of Paycheck Protection Program (“PPP”) loans being forgiven by the Small Business Administration (“SBA”) during the fourth quarter of 2020.  This represented 61.6% of PPP loans originated in 2020 and as of December 31, 2020, the Company had $37.8 million of PPP loans remaining in the loan portfolio, and $1.2 million of SBA origination fees were deferred on the balance sheet until the remaining loans are forgiven.

•

Loan participations the Company continued to service were $812.6 million as of December 31, 2020, an increase of $14.7 million, or 1.9%, compared to September 30, 2020, and an increase of $60.8 million, or 8.1%, compared to December 31, 2019.

•

As of December 31, 2020, there were 24 customer relationships with loans in payment deferral associated with COVID-19 customer support programs totaling $16.8 million, or 1.7% of total loans, which is a decrease of $83.7 million, or 83.3%, since September 30, 2020.

•

During the fourth quarter of 2020, investments increased by $54.4 million, or 18.2%, and increased $194.1 million, or 122.3%, since December 31, 2019.  For the year ended December 31, 2020 purchases totaling $247.2 million were offset in part by $34.5 million in security sales and $25.7 million in maturities.  Gain on sale of securities during 2020 was $0.7 million.

Deposits

•	Total deposits as of December 31, 2020 were $1.0 billion, a decrease of $9.3 million, or 0.9%, from September 30, 2020, and a decrease $60.6 million, or 5.5%, since December 31, 2019.
•

Client deposits (demand deposits, NOW accounts, savings accounts, money market accounts, and certificates of deposit) increased $18.4 million, or 2.1%, from September 30, 2020, to $916.0 million, and increased $80.4 million, or 9.6%, since December 31, 2019.

•

The Company continued to decrease its reliance on brokered deposits and national certificate of deposits by $27.8 million, or 18.2%, to $124.8 million during the fourth quarter of 2020, and decreased by $141.0 million, or 53.1%, since December 31, 2019.

Common Stock Share Repurchase

•	During the fourth quarter of 2020, the Company repurchased 107,437 shares of its common stock at a weighted average price of $22.64 per share.
•	For the year ended December 31, 2020, the Company repurchased 570,842 shares of its common stock at a weighted average price of $21.89 per share.

Net Interest Income and Margin

•

Net interest margin for the quarter ended December 31, 2020 was 3.06%, which was an increase of 66 basis points compared to the sequential quarter and an increase of 17 basis points year-over-year.  The SBA PPP origination fees of $3.1 million that were recognized during the fourth quarter of 2020 in connection with the PPP loans that were forgiven accounted for 57 basis points of the total margin increase.  The issuance of subordinated debt during 2020 adversely affected net interest margin by 4 and 38 basis points for the quarter ended December 31, 2020 compared to the quarters ended September 30, 2020 and December 31, 2019, respectively.

•

Interest income on investment securities increased $0.5 million and $0.9 million, quarter-to-quarter and year-over-year, respectively, due to shifting balances from interest-bearing deposits with banks to investment securities with higher yields.

•

Loan interest income (including fees) increased $1.1 million compared to the sequential quarter primarily due to the previously mentioned SBA PPP loan origination fees.  Year-over-year, loan interest income decreased $1.0 million primarily due to lower yields on the previously mentioned PPP loans.

•

Interest expense on savings, NOW, money market, and interest checking accounts decreased, despite an increase in average balance, by 10 basis points in the sequential quarter and 73 basis points year-over year due to the market-driven drop in the federal funds rates.

•

Interest expense on time deposits decreased quarter-over-quarter due in part to the Company’s continued focus on decreasing reliance on time deposit balances for funding and a decline in the federal funds rate.  Rates paid on time deposits decreased by 10 and 52 basis points in the sequential quarter and year-over-year, respectively, which also contributed to the overall decrease in the cost of funds.

•

The Company issued $22.4 million of subordinated debt during 2020 to strengthen the Company’s capital structure.  The issuance resulted in an increase in interest expense on subordinated debt year of 38 basis points year-over-year.

The table below presents the effects of changing rates and volumes on net interest income for the periods indicated.

	Three Months Ended December 31, 2020 v. Three Months Ended September 30, 2020			Three Months Ended December 31, 2020 v. Three Months Ended December 31, 2019
	Increase (Decrease) Due to Change in Average			Increase (Decrease) Due to Change in Average
	Volume	Rate	Net	Volume	Rate	Net
	(dollars in thousands)
Interest Income:
Investment securities	$405	$79	$484	$990	$(118)	$872
Loans	(438)	1,581	1,143	(253)	(701)	(954)
Federal funds sold and interest-bearing deposits with banks	(22)	14	(8)	(172)	(260)	(432)
Total interest income	(55)	1,674	1,619	565	(1,079)	(514)
Interest Expense:
Savings, NOW, money market and interest checking	$18	$(104)	$(86)	$422	$(915)	$(493)
Time deposits	(234)	(111)	(345)	(1,071)	(736)	(1,807)
Other borrowings	(35)	(46)	(81)	69	(1)	68
FHLB advances	27	(40)	(13)	95	(26)	69
Junior subordinated debentures	19	6	25	368	45	413
Total interest expense	$(205)	$(295)	$(500)	$(117)	$(1,633)	$(1,750)
Net interest income	$150	$1,969	$2,119	$682	$554	$1,236

The following table sets forth average balances, average yields and rates, and income and expenses for the periods indicated.

	For the Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$322,706	$1,978	2.44%	$256,059	$1,494	2.32%	$159,202	$1,106	2.78%
Loans (2)	1,040,080	12,737	4.87%	1,083,383	11,594	4.26%	1,061,432	13,691	5.16%
Interest bearing deposits due from other banks	37,385	10	0.11%	92,701	18	0.08%	98,848	441	1.79%
Total interest-earning assets	$1,400,171	$14,725	4.18%	$1,432,143	$13,106	3.64%	$1,319,482	$15,238	4.62%
Allowance for loan losses	(18,535)			(18,641)			(14,868)
Other assets	87,785			86,109			77,934
Total assets	$1,469,421			$1,499,611			$1,382,548

Liabilities
Savings, NOW, money market, interest checking	$421,969	$383	0.36%	$406,888	$469	0.46%	$322,629	$876	1.09%
Time deposits	450,193	2,099	1.85%	499,665	2,444	1.95%	658,864	3,905	2.37%
Total interest-bearing deposits	$872,162	$2,482	1.13%	$906,553	$2,913	1.28%	$981,493	$4,781	1.95%
Other borrowings	75,341	77	0.41%	101,829	158	0.62%	799	9	4.60%
FHLB advances	96,191	285	1.18%	89,622	298	1.32%	44,400	216	1.94%
Junior subordinated debentures	67,055	1,107	6.57%	65,903	1,082	6.53%	44,839	694	6.19%
Total interest-bearing liabilities	$1,110,749	$3,951	1.42%	$1,163,907	$4,451	1.52%	$1,071,531	$5,700	2.13%
Non-interest-bearing deposits	168,765			147,595			123,541
Other liabilities	18,758			18,314			16,749
Total liabilities	$1,298,272			$1,329,816			$1,211,821

Shareholders' equity	171,149			169,795			170,727
Total liabilities and equity	$1,469,421			$1,499,611			$1,382,548

Net interest income		$10,774			$8,655			$9,538
Interest rate spread (3)			2.76%			2.12%			2.49%
Net interest margin (4)			3.06%			2.40%			2.89%
Ratio of interest-earning assets to interest-bearing liabilities	1.26			1.23			1.23
(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Non-Interest Income

•

Loan servicing fees decreased quarter-over-quarter primarily due a decrease servicing income spread.  Loan servicing fees as a percent of average loans serviced decreased seven basis points in the fourth quarter.  Year-over-year, loan servicing fees increased due primarily to a two basis point increase in loan servicing fees as a percent of average loans serviced and an increase in loans serviced.

•

Loan servicing right origination increased quarter-over-quarter and year-over-year.  The increase quarter-over-quarter was primarily due to the $14.7 million increase in loans sold.  Loan servicing rights as a percent of loans serviced increased to 2.26% at December 31, 2020 from 2.16% at September 30, 2020.   The year-over-year increase from 1.66% of loan servicing rights as a percent of loans serviced at December 31, 2019 was due in part to loans being recorded at fair value in 2020 versus amortized cost in 2019.

	For the Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands)
Non-Interest Income
Service charges	$108	$108	$139	$113	$117
Crop insurance commission	517	271	229	229	432
Gain on sale of loans, net	219	17	4	38	34
Loan servicing fees	1,974	2,054	1,923	1,831	1,778
Loan servicing right origination	1,193	717	275	289	1,146
Income on OREO	—	—	3	—	54
Gain on sale of securities	—	101	570	—	—
Referral fees	64	110	121	17	20
Other	283	294	237	203	161
Total non-interest income	$4,358	$3,672	$3,501	$2,720	$3,742

	For the Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands)
Loan servicing rights, end of period	$18,396	$17,203	$16,486	$16,211	$12,509
Loans serviced, end of period	812,560	797,819	762,058	747,553	751,738
Loan servicing rights as a % of loans serviced	2.26%	2.16%	2.16%	2.17%	1.66%

Total loan servicing fees	$1,974	$2,054	$1,923	$1,831	$1,778
Average loans serviced	805,190	779,939	754,806	749,646	744,281
Annualized loan servicing fees as a % of average loans serviced	0.98%	1.05%	1.02%	0.98%	0.96%

Non-Interest Expense

•

The increase in employee compensation and benefits expense of $1.9 million in the fourth quarter of 2020 compared to the prior quarter was primarily the result of an additional accrual of $1.6 million for incentive compensation related to 2020 financial results.  The $2.2 million increase for the year ended December 31, 2020 compared to the prior year was primarily the result of a 13.9% increase in headcount.

•

During the fourth quarter of 2020, three properties in other real estate owned totaling $2.0 million were sold for a gain of $0.3 million. During 2020, six properties in other real estate owned totaling $3.5 million were sold for a gain of $0.3 million.

	For the Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands, except per share data)
Non-Interest Expense
Employee compensation and benefits	$6,687	$4,766	$4,594	$5,260	$5,696
Occupancy	297	321	305	354	417
Information processing	656	641	663	670	645
Professional fees	582	555	480	401	371
Business development	136	305	333	366	335
OREO expenses	20	47	44	116	59
Writedown of OREO	148	—	—	1,360	376
Net loss (gain) on sale of OREO	(326)	9	—	4	(231)
Depreciation and amortization	289	295	303	301	319
Goodwill impairment	—	—	—	5,038	—
Other	1,005	728	743	1,148	2,278
Total non-interest expense	$9,494	$7,667	$7,465	$15,018	$10,265

Asset Quality

•	The decrease in substandard loans and the adverse classified asset ratio in the quarter were primarily due to the charge-off of $3.4 million of commercial loans.
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands)
Loans by risk category(1):
Sound/Acceptable/Satisfactory/ Low Satisfactory	$716,313	$800,451	$798,945	$706,247	$724,444
Watch	190,101	185,254	198,044	219,459	216,098
Special Mention	2,501	1,851	1,856	15,036	9,239
Substandard Performing	40,420	41,577	47,741	34,179	49,774
Substandard Impaired	46,950	46,793	40,938	37,515	36,218
Total loans	$996,285	$1,075,926	$1,087,524	$1,012,436	$1,035,773
Adverse classified asset ratio (2)	39.43%	42.64%	41.73%	32.35%	39.85%
(1)	Troubled debt restructurings are presented in their internal risk rating category rather than reclassified to substandard impaired. Prior quarters have been reclassified to reflect this change.
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included at the end of this earnings release.

Non-Performing Assets

•

A recovery of loan loss provisions of $0.5 million was recorded for the three months ended December 31, 2020 compared to a provision of $0.1 million for the three months ended September 30, 2020.  The decrease in the provision relative to the previous quarter was driven by a reduction of qualitative risk factors related to industries at risk due to COVID-19, which was partially offset by general reserve increases due to actual loss rates incurred.

•

Non-performing assets decreased in the quarter by $1.7 million, or 3.9%, sequentially compared to the third quarter of 2020. Year-over-year, non-performing assets increased $6.2 million, or 17.0%, due to a $8.7 million increase in non-accrual agricultural loans from one customer and a $2.0 million increase in non-accrual commercial loans, which were partially offset by a $4.4 million decrease in OREO properties.

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands)
Non-Performing Assets:
Nonaccrual loans	$41,624	$41,351	$35,456	$32,051	$30,968
Other real estate owned	1,077	3,064	2,629	3,247	5,521
Total non-performing assets	$42,701	$44,415	$38,085	$35,298	$36,489

Performing TDRs not on nonaccrual	$18,592	$19,036	$21,986	$21,853	$21,784

Non-performing assets as a % of total loans	4.29%	4.13%	3.50%	3.49%	3.52%
Non-performing assets as a % of total assets	2.90%	2.98%	2.52%	2.61%	2.65%
Allowance for loan losses as a % of total loans	1.49%	1.73%	1.71%	1.73%	1.47%
Net charge-offs (recoveries) quarter- to-date	$3,386	$(1)	$120	$(62)	$(253)

Conference Call

The Company will host an earnings call tomorrow, January 22, 2021 at 8:30 a.m., CDT, conducted by Timothy J. Schneider, President; Glen L. Stiteley, Chief Financial Officer; David C. Coggins, Chief Banking Officer; John R. Fillingim, Chief Credit Officer; and Matthew R. Lemke, Chief Retail and Deposit Officer.  The earnings call will be broadcast over the Internet on the Company’s website at Investors.ICBK.com.  In addition, you may listen to the Company’s earnings call via telephone by dialing (844) 835-9984.  Investors should visit the Company’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until January 22, 2022, by visiting the Company’s website at Investors.ICBK.com/QuarterlyResults.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and its wholly owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches it has developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  It also serves business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Its customers are served from its full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and its loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as, any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$19,500	$53,283	$127,432	$21,545	$129,011
Securities available-for-sale, at fair value	352,854	298,476	226,971	246,148	158,733
Loans held for sale	35,976	2,593	11,847	14,388	2,151
Agricultural loans	606,881	619,617	624,340	642,066	659,725
Commercial loans	313,265	317,782	328,368	325,310	331,723
Paycheck Protection Plan loans	37,790	98,421	103,317	—	—
Multi-family real estate loans	33,457	35,496	30,439	42,198	41,070
Residential real estate loans	4,627	4,489	975	2,753	2,888
Installment and consumer other	265	121	85	109	367
Total loans	996,285	1,075,926	1,087,524	1,012,436	1,035,773
Allowance for loan losses	(14,808)	(18,649)	(18,569)	(17,547)	(15,267)
Net loans	981,477	1,057,277	1,068,955	994,889	1,020,506
Other assets	82,551	80,426	78,712	78,004	68,378
Total Assets	$1,472,358	$1,492,055	$1,513,917	$1,354,974	$1,378,779

Liabilities and Shareholders' Equity
Demand deposits	$163,202	$158,798	$149,963	$117,434	$138,489
NOW accounts and interest checking	96,624	78,026	81,656	64,873	63,781
Savings	7,367	11,900	8,369	6,566	15,708
Money market accounts	344,250	325,900	307,083	237,889	242,539
Time deposits	304,580	322,992	346,482	364,930	375,100
Brokered deposits	80,456	101,808	121,503	161,882	166,340
National time deposits	44,347	50,747	57,997	66,386	99,485
Total deposits	1,040,826	1,050,171	1,073,053	1,019,960	1,101,442
Federal Reserve Discount Window advances	47,531	99,693	99,693	—	—
FHLB advances	129,000	84,600	93,400	109,400	44,400
Subordinated debentures	67,111	67,025	61,910	44,896	44,858
Other liabilities	16,114	20,656	17,336	15,672	16,050
Total Liabilities	1,300,582	1,322,145	1,345,392	1,189,928	1,206,750

Shareholders' equity	171,776	169,910	168,525	165,046	172,029
Total Liabilities and Shareholders' Equity	$1,472,358	$1,492,055	$1,513,917	$1,354,974	$1,378,779

Stock Price Information:
High - Quarter-to-date	$23.72	$22.00	$24.67	$27.19	$27.98
Low - Quarter-to-date	$18.20	$17.04	$17.13	$13.55	$18.76
Market price - Quarter-end	$22.08	$18.80	$20.93	$18.50	$25.63
Book value per share	$26.42	$25.72	$25.18	$24.17	$24.32
Tangible book value per share (1)	$26.42	$25.71	$25.16	$24.15	$23.58
Common shares outstanding	6,197,965	6,294,675	6,375,150	6,496,790	6,734,132
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees(1)	$12,737	$11,594	$12,009	$12,565	$13,671
Taxable securities	1,777	1,293	1,283	1,282	1,106
Tax-exempt securities	201	167	162	6	—
Federal funds sold and other	10	52	111	225	442
Total interest and dividend income	14,725	13,106	13,565	14,078	15,219

Interest Expense
Deposits	2,482	2,914	3,721	4,347	4,781
FHLB advances and other borrowed funds	362	456	343	244	225
Subordinated debentures	1,107	1,082	736	706	695
Total interest expense	3,951	4,452	4,800	5,297	5,701
Net interest income	10,774	8,654	8,765	8,781	9,518
Provision for loan losses	(455)	79	1,142	2,218	(51)
Net interest income after provision for loan losses	11,229	8,575	7,623	6,563	9,569

Non-Interest Income
Services charges	108	108	139	113	117
Crop insurance commission	517	271	229	229	432
Gain on sale of loans, net	219	17	4	38	34
Loan servicing fees	1,974	2,054	1,923	1,831	1,778
Loan servicing right origination	1,193	717	275	289	1,146
Income on OREO	—	—	3	—	54
Gain on sale of securities	—	101	570	—	—
Referral fees	64	110	121	17	20
Other	283	294	237	203	161
Total non-interest income	4,358	3,672	3,501	2,720	3,742

Non-Interest Expense
Employee compensation and benefits	6,687	4,766	4,594	5,260	5,696
Occupancy	297	321	305	354	417
Information processing	656	641	663	670	645
Professional fees	582	555	480	401	371
Business development	136	305	333	366	335
OREO expenses	20	47	44	116	59
Writedown of OREO	148	—	—	1,360	376
Net loss (gain) on sale of OREO	(326)	9	—	4	(231)
Depreciation and amortization	289	295	303	301	319
Goodwill impairment	—	—	—	5,038	—
Other	1,005	728	743	1,148	2,278
Total non-interest expense	9,494	7,667	7,465	15,018	10,265
Income before income taxes	6,093	4,580	3,659	(5,735)	3,046
Income tax expense (benefit)	1,575	1,164	926	(547)	(258)
NET INCOME (LOSS)	$4,518	$3,416	$2,733	$(5,188)	$3,304

Basic earnings (loss) per share	$0.70	$0.52	$0.40	$(0.79)	$0.47
Diluted earnings (loss) per share	$0.70	$0.52	$0.40	$(0.78)	$0.47
Dividends declared per share	$0.10	$0.07	$0.07	$0.07	$0.05
(1)	Referral fees in prior quarters reclassed to non-interest income to match current classification

	For the Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands, except share data)
Other Data:
Return on average assets (1)	1.23%	0.91%	0.74%	(1.53)%	0.96%
Return on average shareholders' equity (1)	10.56%	8.05%	6.55%	(11.97)%	7.74%
Return on average common shareholders' equity (1)(2)	10.88%	8.25%	6.63%	(12.81)%	7.83%
Efficiency ratio (1)(2)	63.92%	62.64%	63.83%	74.92%	67.65%
Equity to assets ratio	11.67%	11.39%	11.13%	12.18%	12.48%
Tangible common equity to tangible assets (2)	11.12%	10.85%	10.60%	11.58%	11.56%

Common Share Data:
Net income from continuing operations	$4,518	$3,416	$2,733	$(5,188)	$3,304
Less: Preferred stock dividends	80	80	99	108	117
Income available to common shareholders	$4,438	$3,336	$2,634	$(5,296)	$3,187

Weighted average number of common shares issued	7,206,238	7,202,000	7,198,901	7,182,945	7,173,290
Less: Weighted average treasury shares	957,573	882,153	759,294	518,740	443,920
Plus: Weighted average non-vested restricted stock units	67,529	66,492	65,291	39,785	32,125
Weighted average number of common shares outstanding	6,316,194	6,386,339	6,504,898	6,703,990	6,761,495
Effect of dilutive options	28,025	20,915	28,511	49,072	44,630
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,344,219	6,407,254	6,533,409	6,753,062	6,806,125

(1)	Annualized
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

Non-GAAP Financial Measures:

	For the Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands)
Return on average common shareholders' equity reconciliation (1):
Return on average shareholders' equity	10.56%	8.05%	6.55%	(11.97)%	7.74%
Effect of excluding average preferred shareholders' equity	0.32%	0.20%	0.08%	(0.84)%	0.09%
Return on average common shareholders' equity	10.88%	8.25%	6.63%	(12.81)%	7.83%

Efficiency ratio (2):
Non-interest expense	$9,494	$7,667	$7,465	$15,018	$10,265
Less: goodwill impairment	—	—	—	(5,038)	—
Less: historical tax credit investment impairment	—	—	—	—	(1,149)
Less: net loss on sales and write-downs of OREO	178	(9)	—	(1,364)	(145)
Adjusted non-interest expense (non-GAAP)	$9,672	$7,658	$7,465	$8,616	$8,971

Net interest income	$10,774	$8,654	$8,765	$8,781	$9,518
Non-interest income	4,358	3,672	3,501	2,720	3,742
Less: net gain on sales of securities	—	(101)	(570)	—	—
Operating revenue	$15,132	$12,225	$11,696	$11,501	$13,260
Efficiency ratio	63.92%	62.64%	63.83%	74.92%	67.65%

	For the Three Months Ended		For the Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(dollars in thousands, except per share data)
Adjusted diluted earnings per share(3):
Net income from continuing operations	$4,518	$3,304	$5,478	$16,452
Less: preferred stock dividends	(80)	(117)	(367)	(472)
Plus: goodwill impairment	—	—	5,038	—
Adjusted income available to common shareholders for basic earnings per common share	$4,438	$3,187	$10,149	$15,980

Weighted average number of common shares outstanding	6,316,194	6,761,495	6,477,173	6,747,581
Effect of dilutive options	28,025	44,630	28,025	21,344
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,344,219	6,806,125	6,505,198	6,768,925

Adjusted diluted earnings per share	$0.70	$0.47	$1.56	$2.36

(1)	Management uses the return on average common shareholders’ equity to review our core operating results and our performance.
(2)

In our judgment, the adjustments made to non-interest expense allow investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(3)

In our judgment, the adjustment made to diluted earnings per share allows investors to better assess our income related to core operations by removing the volatility associated with the goodwill impairment, which was a one-time, non-cash expense.

Non-GAAP Financial Measures (continued):

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands, except per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation(1):
Common equity	$163,776	$161,910	$160,525	$157,046	$164,029
Less: Goodwill	—	—	—	—	5,038
Less: Core deposit intangible, net of amortization	54	86	125	171	225
Tangible common equity (non-GAAP)	$163,722	$161,824	$160,400	$156,875	$158,766
Common shares outstanding	6,197,965	6,294,675	6,375,150	6,496,790	6,734,132
Tangible book value per share	$26.42	$25.71	$25.16	$24.15	$23.58

Total assets	$1,472,358	$1,492,055	$1,513,917	$1,354,974	$1,378,779
Less: Goodwill	—	—	—	—	5,038
Less: Core deposit intangible, net of amortization	54	86	125	171	225
Tangible assets (non-GAAP)	$1,472,304	$1,491,969	$1,513,792	$1,354,803	$1,373,516
Tangible common equity to tangible assets	11.12%	10.85%	10.60%	11.58%	11.56%

Adverse classified asset ratio(2):
Substandard loans	$87,370	$88,370	$88,680	$71,694	$85,992
Other real estate owned	1,077	3,064	2,629	3,247	5,521
Substandard unused commitments	4,049	5,124	3,230	2,840	2,849
Less: Substandard government guarantees	(8,960)	(7,002)	(6,336)	(7,699)	(7,892)
Total adverse classified assets (non-GAAP)	$83,536	$89,556	$88,203	$70,082	$86,470

Total equity (Bank)	$205,743	$200,011	$201,507	$204,089	$204,240
Accumulated other comprehensive loss (gain) on available for sale securities	(8,686)	(8,640)	(8,734)	(5,012)	(2,505)
Allowance for loan losses	14,808	18,649	18,569	17,547	15,267
Adjusted total equity (non-GAAP)	$211,865	$210,020	$211,342	$216,624	$217,002
Adverse classified asset ratio	39.43%	42.64%	41.73%	32.35%	39.85%

(1)

In our judgment, the adjustments made to book value, equity and assets allow investors to better assess our capital adequacy and net worth by removing the effect of goodwill and intangible assets that are unrelated to our core business.

(2)	The adjustments made to non-performing assets allow management to better assess asset quality and monitor the amount of capital coverage necessary for non-performing assets.